CORPORATE ACCESS NUMBER: 2017531910

Government of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

BLUE TAP RESOURCES INC.
AMENDED ITS ARTICLES ON 2013/10/18.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2013/10/18

Service Request Number:	20427541
Corporate Access Number:	2017531910
Legal Entity Name:	BLUE TAP RESOURCES INC.
French Equivalent Name:	
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	BLUE TAP RESOURCES INC.
New French Equivalent Name:	
Nuans Number:	109267208
Nuans Date:	2013/06/05
French Nuans Number:	
French Nuans Date:	

Share Structure:	SEE ATTACHED.
Share Transfers Restrictions:	SEE ATTACHED.
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	15
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED.
BCA Section/Subsection:	

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2013/06/05
Share Structure	ELECTRONIC	2013/06/05
Other Rules or Provisions	ELECTRONIC	2013/06/05
Share Structure	ELECTRONIC	2013/08/07
Consolidation, Split, Exchange	ELECTRONIC	2013/10/18

Registration Authorized By: VINCENT MURPHY
DIRECTOR

SECTION 173(1)(f) SCHEDULE

Pursuant to Section (173)(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation be and are hereby amended by splitting the issued and outstanding Common Shares of the Corporation into a greater number of shares of the same class, on the basis that one old Common Share becomes 4,900 new Common Shares, and, where fractional shares would otherwise be issued, each fractional share shall be rounded to the next highest whole number, insofar as no fractional shares be issued.

Articles Of Amendment

Business Corporations Act
Section 29 or 177

1. Name of Corporation	2. Corporate Access Number
BLUE TAP RESOURCES INC.	**2017531910**

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 173(1)(f) of the *Business Corporations Act* (Alberta), the Articles of the Corporation be and are hereby amended by splitting the issued and outstanding Common Shares of the Corporation as evidenced by the attached Section 173(f) Schedule.

Filed with Alberta Registries
by Norton Rose Fulbright Canada LLP
OCT 18 2013
Initials: [signature]

[signature] — Authorized Signature

Vincent Murphy — Name of Person Authorizing *(please print)*

Oct 18, 2013 — Date

N/A — Identification *(not applicable for societies)*

Director — Title *(please print)*

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427-7013.

REG 3054 (2003/05)

SECTION 173(1)(f) SCHEDULE

Pursuant to Section (173)(1)(f) of the *Business Corporations Act* (Alberta), the Articles of the Corporation be and are hereby amended by splitting the issued and outstanding Common Shares of the Corporation into a greater number of shares of the same class, on the basis that one old Common Share becomes 4,900 new Common Shares, and, where fractional shares would otherwise be issued, each fractional share shall be rounded to the next highest whole number, insofar as no fractional shares be issued.

Filed with Alberta Registries
by Norton Rose Fulbright Canada LLP

OCT 18 2013

Initials: CK